AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          EXCHANGE APPLICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                         04-3338916
 (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                         Identification No.)

                  89 SOUTH STREET, BOSTON, MASSACHUSETTS 02111
              (Address of Principal Executive Offices) (ZIP Code)



                        1999 GBI Stock Acquisition Plan
                            (Full title of the Plan)



                               ANDREW J. FRAWLEY
                        Chairman of the Board, President
                          and Chief Executive Officer
                          EXCHANGE APPLICATIONS, INC.
                                89 South Street
                                Boston, MA 02111
                    (Name and Address of Agent for Service)

                                 (617) 737-2244
          Telephone Number, Including Area Code, of Agent for Service


                                   Copies to:

                             NEIL W. TOWNSEND, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 (617) 951-8000

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                  PROPOSED        PROPOSED
                                   AMOUNT          MAXIMUM         MAXIMUM          AMOUNT OF
           TITLE OF                 TO BE      OFFERING PRICE     AGGREGATE       REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED       PER SHARE    OFFERING PRICE (1)      FEE
-----------------------------------------------------------------------------------------------
Common Stock,
$.001 par value................    138,920            $26            $3,611,920       $1004.11
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $.001 par value per share, as reported on the Nasdaq National Market on September 13, 1999. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Exchange Applications, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (2) all reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1998 fiscal year; and (3) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC on July 23, 1998 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant, copies of which are filed herein as exhibits, provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers, insuring such persons against certain liabilities, including liabilities under the securities laws.

     The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and Section 145 of the Delaware General Corporation Law is not exhaustive, and is qualified in its entirety by the full text of those documents and law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration
        Statement:

4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, dated July 22, 1998, File No. 333-59613)

4.2 Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, dated July 22, 1998, File No. 333-59613)

4.3     1999 GBI Stock Acquisition Plan

5.1 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5.1).

23.2    Consent of Arthur Andersen LLP.

24      Power of Attorney (included in signature page).


ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 17th day of September, 1999.

                                    EXCHANGE APPLICATIONS, INC.


                                    By:    /s Andrew J. Frawley
                                       ---------------------------
                                          Andrew J. Frawley
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Andrew J. Frawley and John G. O'Brien and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                              TITLE                         DATE

          /s/ Andrew J. Frawley       Chairman of the Board, President,           September 17, 1999
-----------------------------------   Chief Executive Officer and Director
          Andrew J. Frawley           (Principal Executive Officer)


         /s/ John G. O'Brien          Vice President, Chief Financial Officer,    September 17, 1999
-----------------------------------   Treasurer and Secretary
           John G. O'Brien            (Principal Financial and Accounting Officer)

       /s/ Dean F. Goodermote         Director                                    September 17, 1999
-----------------------------------
         Dean F. Goodermote


         /s/ Jeffrey Horing           Director                                    September 17, 1999
-----------------------------------
           Jeffrey Horing


      /s/ Ramanan Raghavendran        Director                                    September 17, 1999
-----------------------------------
        Ramanan Raghavendran

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION



  4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, dated July 22, 1998, File No. 333-59613)

  4.2 Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, dated July 22, 1998, File No. 333-59613)

  4.3     1999 GBI Stock Acquisition Plan

  5.1 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

  23.1    Consent of Bingham Dana LLP (included in Exhibit 5.1).

  23.2    Consent of Arthur Andersen LLP.

   24     Power of Attorney (included in signature page to Registration
          Statement).